CINEMARK HOLDINGS, INC.

2024 lONG-tERM INCENTIVE PLAN

TABLE OF CONTENTS

Page

1.	Purpose	1
2.	Definitions	1
3.	Administration	7
4.	Shares Subject to the Plan	10
5.	Eligibility	10
6.	Stock Options	11
7.	Restricted Awards	13
8.	Stock Appreciation Rights	15
9.	Other Stock-Based Awards	17
10.	Cash-Based Awards	17
11.	Treatment of Awards on Termination of Continuous Service	17
12.	Covenants of the Company	18
13.	Company Use of Proceeds from Shares	18
14.	Adjustments for Changes in Stock	19
15.	Amendment of the Plan; Awards	20
16.	General Provisions	21
17.	Effective Date and Term of Plan.	26
18.	Choice of Law	26
19.	Limitation on Liability	26
20.	Execution	26

CINEMARK HOLDINGS, INC. 2024 LONG-TERM INCENTIVE PLAN

The Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan (as may be amended or amended and restated from time to time, the “Plan”) was adopted by the Board of Directors of Cinemark Holdings, Inc., a Delaware corporation (the “Company”) on March 21, 2024 (the “Board Approval Date”) to be effective as of the date the Plan is approved by the Company’s stockholders at the Company’s next Annual Shareholder Meeting (the “Effective Date”). The Plan is intended to be an “employee benefit plan” as such term is defined under Rule 405 of the Securities Act and replaces and supersedes the Cinemark Holdings, Inc. 2017 Omnibus Incentive Plan, as amended and restated (the “Prior Plan”) in its entirety. The Prior Plan shall terminate on the Effective Date, and no future awards may be granted thereunder after the Effective Date, provided that the Prior Plan shall continue to apply to awards granted under the Prior Plan prior to the Effective Date.

1. Purpose

The purposes of the Plan are to (i) advance the interests of the Company and its stockholders by providing significant incentives to selected Employees, Directors and Consultants of the Company and its Subsidiaries, (ii) enhance the interest of such persons in the success and progress of the Company and its Subsidiaries by providing them with an opportunity to become stockholders of the Company, and (iii) enhance the ability of the Company and its Subsidiaries to attract and retain qualified management and other personnel necessary for the success and progress of the Company and its Subsidiaries.

2. Definitions

(a) “Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3.

(b) “Affiliate” means any parent or direct or indirect subsidiary of the Company, whether now or hereafter existing.

(c) “Award” means, individually or collectively, any Option, Restricted Award, SAR, other Stock-Based Award or Cash-Based Award granted under the Plan.

(d) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award. Each Award Agreement will be subject to the terms and conditions of the Plan and need not be identical.

(e) “Board” means the Board of Directors of the Company.

(f) “Cash-Based Award” means an Award granted under Section 10.

(g) “Cause” means “Cause” as defined in any written Service Agreement in effect between the applicable Participant and the Company or a Subsidiary, or if such Participant is not a party to a written Service Agreement in which Cause is defined, then Cause means (i) the abuse of illegal drugs, alcohol or other controlled substances or the intoxication of such Participant during working hours, (ii) the commission of, or conviction of, or plea of guilty or nolo contendere of, a felony, (iii) the commission of fraud, embezzlement or theft by such Participant (iv) the unexcused absence by such Participant from such Participant’s regular job location for more than five consecutive days or for more than the aggregate number of days permitted to the Participant under Company vacation and sick leave policies applicable to the Participant, (v) any material violation of the Company’s written policies or codes of conduct or (vi) any conduct or activity of such Participant deemed injurious to the Company in the reasonable discretion of the Company or the Board.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3(f).

(j) “Common Stock” means (i) the authorized Common Stock of the Company, par value $.001 per Share, as constituted on the Effective Date or (ii) the shares resulting from a change in the Common Stock as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares without par value or as a change in the par value.

(k) “Company” means Cinemark Holdings, Inc., a Delaware corporation.

(l) “Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or an Affiliate under a written agreement, which services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

(m) “Continuing Directors” means individuals who, with respect to any 12-month period, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which that individual is named as a nominee for Director without objection to the nomination) who either were Directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(n) “Continuous Service” means the service of a Participant with the Company or an Affiliate as an Employee, Director or Consultant is not interrupted or terminated. A Participant’s Continuous Service will not be deemed interrupted or terminated merely because of a change in the capacity in which the Participant renders service, such as a change in status from Employee to Consultant or Director, or a change in the entity for which the Participant renders service, such as from the Company to an Affiliate, so long as there is no interruption or termination of the Participant’s service ; provided, that a change in capacity in which the Participant renders service shall not be deemed a termination of Continuous Service hereunder with respect to any Awards constituting “nonqualified deferred compensation” subject to Section 409A of the Code that are payable upon a termination of Continuous Service, unless such change in capacity constitutes a “separation from service” within the meaning of Section 409A of the Code. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any approved leave of absence, including sick leave, military leave or any other personal or family leave of absence. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a termination of Continuous Service shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

(o) “Date of Grant” means the first date on which all necessary corporate action has been taken by the Administrator to approve the grant of an Award to a Participant as provided under the Plan, provided the key terms and conditions of the Award are communicated to the Participant within a reasonable period thereafter; or such later date as is designated by the Administrator and specified in the Award Agreement or in the resolution adopted by the Committee. In any situation where the terms of the Award are subject to negotiation with the Participant, the Date of Grant will not be earlier than the date the key terms and conditions of the Award are communicated to the Participant.

(p) “Director” means a member of the Board.

(q) “Disability” means “Disability” as defined in any written Service Agreement in effect between the applicable Participant and the Company or a Subsidiary, or if such Participant is not a party to a written Service Agreement in which Disability is defined, then “Disability” means a physical or mental impairment that (i) renders the Participant unable to perform the essential functions of the Participant’s service to the Company or its Subsidiaries, even with reasonable accommodation that does not impose an undue hardship on the Company or its Subsidiaries, (ii) has existed for at least 60 consecutive days, and (iii) in the opinion of a physician selected by the Company will last for a duration of at least 180 consecutive days. A Participant’s Disability shall be determined by the Company, in good faith, based upon information supplied by the Participant and a physician selected by the Company. For purposes of determining the rules relating to an Incentive Stock Option, the term “Disability” shall mean a “permanent and total disability” within the meaning of Code Section 22(e)(3). The Participant shall submit to physical exams and diagnostic tests reasonably recommended by such physician.

(r) “Eligible Director” means a person who is a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act.

(s) “Employee” means a common law or statutory employee of the Company or an Affiliate. Mere service as a Director or payment of a Director’s fee by the Company or an Affiliate is not sufficient by itself to constitute being an Employee.

(t) “Established Securities Market” means a national securities exchange that is registered under Section 6 of the Exchange Act, a foreign national securities exchange that is officially recognized, sanctioned or supervised by governmental authority or any over-the-counter market that is reflected by the existence of an interdealer quotation system.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v) “Executive Officer” means an officer of the Company who is an “executive officer” within the meaning of Rule 3b-7 promulgated under the Exchange Act.

(w) “Exercise Price” means the price per Share at which the holder of an Option may buy an underlying Share on exercise of the Option.

(x) “Fair Market Value” means, as of the date of any valuation event, the value per Share determined using a presumptively reasonable valuation method under Treasury Regulation Section 1.409A-1(b)(5)(iv), which includes the following methods:

(i) On any date on which the Common Stock is readily tradable on an Established Securities Market, if the Common Stock is admitted to trading on an exchange or market for which closing prices are reported on any date, Fair Market Value may be determined based on (1) the last sale before or the first sale after the Date of Grant of an Award or any other valuation event; (2) the closing price on the last trading day before the Date of Grant of an Award or any other valuation event; (3) the closing price on the Date of Grant or any other valuation event; or (4) an average selling price during a specified period that is within 30 days before or 30 days after the Date of Grant of an Award, on condition that the commitment to grant an Award based on an average selling price during a specified period must be irrevocable before the beginning of the specified period, and the valuation method must be used consistently for grants of Awards under the Plan and substantially similar programs.

(ii) If the Common Stock is readily tradable on an Established Securities Market but closing prices are not reported, Fair Market Value may be determined based on (1) the average of the highest bid and lowest asked prices of the Common Stock reported on the last trading day before the Date of Grant of an Award or any other valuation event or on the Date of Grant of an Award or any other valuation event; or (2) an average of the highest bid and lowest asked prices during a specified period that is within 30 days before or 30 days after the Date of Grant of an Award, on condition that the commitment to grant an Award based on an average selling price during a specified period must be irrevocable before the beginning of the specified period, and the valuation method must be used consistently for grants of Awards under the same and substantially similar programs.

(iii) At any time the Common Stock is not readily tradable on an Established Securities Market, the Administrator will determine the Fair Market Value through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date, including, at the election of the Administrator, by an independent appraisal that meets the requirements of Code Section 401(a)(28)(C) and the regulations issued thereunder as of a date that is no more than 12 months before the relevant transaction to which the valuation is applied (for example, an Option’s Date of Grant), and that determination will be conclusive and binding on all Persons.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and the regulations issued thereunder.

(z) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means an individual who is an officer of the Company as defined in Rule 16a-1(f) under the Exchange Act.

(bb) “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

(cc) “Participant” means an individual to whom an Award is granted under the Plan or, if applicable, such other Person who holds an outstanding Award.

(dd) “Permitted Transferee” means a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son- in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships), any individual sharing the Participant’s household (other than a tenant or employee), a trust in which these individuals (or the Participant) have more than 50% of the beneficial interest, a foundation in which these individuals (or the Participant) control the management of assets, any other entity in which these individuals (or the Participant) own more than 50% of the voting interests, or such other transferee as may be permitted by the Administrator in its sole discretion.

(ee) “Performance Stock Unit” means a hypothetical unit granted under an Award to a Participant evidencing the right to receive one Share or an equivalent value in cash equal to the Fair Market Value (as determined by the Administrator) in the future, which right is subject to certain restrictions, performance metrics and risk of forfeiture.

(ff) “Person” means an individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, labor organization, unincorporated organization, governmental entity or political subdivision thereof or any other entity, and includes a syndicate or group as those terms are used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(gg) “Prior Plan Awards” means (i) any awards under the Prior Plan that are outstanding on the Effective Date, and that, on or after the Effective Date, are forfeited, expire or canceled or otherwise terminated; and (ii) any shares subject to awards relating to Common Stock under the Prior Plan that are settled in cash on or after the Effective Date, but solely to the extent that such awards, by their terms, could have been settled in Shares.

(hh) “Restricted Award” means an Award of Restricted Stock, Restricted Stock Units or Restricted Stock Units granted under Section 7.

(ii) “Restricted Period” has the meaning set forth in Section 7.

(jj) “Restricted Stock” means Shares granted under an Award to a Participant, which are subject to certain restrictions and risk of forfeiture.

(kk) “Restricted Stock Unit” means a hypothetical unit granted under an Award to a Participant evidencing the right to receive one Share or an equivalent value in cash equal to the Fair Market Value (as determined by the Administrator) in the future, which right is subject to certain restrictions and risk of forfeiture.

(ll) “Sale of the Company” means the sale of the Company to any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate), pursuant to which such Person directly or indirectly acquire (i) “beneficial ownership” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company’s board of directors or entitling such Person to exercise more than 50% of the total voting power of the outstanding shares of capital stock entitled to vote of the Company or of the Surviving Entity (whether by merger, consolidation or sale or transfer of the Company’s capital stock) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis. Notwithstanding the foregoing, a transaction will not constitute a “Sale of the Company” if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the stockholders of the Company as their holding of the Company’s capital stock immediately before the transaction. Notwithstanding the foregoing, with respect to the payment of any amount that constitutes a “deferral of compensation” subject to Section 409A of the Code payable upon a Sale of the Company, a Sale of the Company shall not be deemed to have occurred, unless the Sale of the Company constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code.

(mm) “Sale Value” means the price per share of Common Stock offered to stockholders of the Company in any Sale of the Company or in any merger, consolidation, dissolution or other transaction.

(nn) “SAR” or “Stock Appreciation Right” means the right under an Award to receive an amount equal to the difference between the Fair Market Value as of the date of exercise and the Strike Price, multiplied by the number of Shares for which the Award is exercised, all as determined under Section 8.

(oo) “Securities Act” means the Securities Act of 1933, as amended.

(pp) “Service Agreement” means any written agreement between a Participant and the Company or any of its Subsidiaries regarding the provision of Service to the Company or any of its Subsidiaries by such Participant.

(qq) “Share” means one share of the Common Stock.

(rr) “Strike Price” means the base value per Share of a SAR, as determined by the Administrator and as set forth in the Award Agreement.

(ss) “Subsidiary” or “Subsidiaries” means, as to any Person, any other Person (i) of which such Person or any other Subsidiary of such Person is a general partner, (ii) of which such Person, any one or more of its other subsidiaries of such Person, or such Person and any one or more of its other Subsidiaries, directly or indirectly owns or controls securities or other equity interests representing more than fifty percent (50%) of the aggregate voting power, or (iii) of which such Person, any one or more of its other Subsidiaries of such Person, or such Person and any one or more of its other Subsidiaries, possesses he right to elect more than fifty percent (50%) of the board of directors or Persons holding similar positions; provided, however, with respect to determining rules relating to Incentive Stock Options, the term “Subsidiary” or “Subsidiaries” means a “subsidiary corporation” or “subsidiary corporations” of the Company as defined in Section 424(f) of the Code.

(tt) “Surviving Entity” means the Company, if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately before the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company will be the Surviving Entity. In making the determination of ownership by the stockholders of an entity immediately after the merger, consolidation or similar transaction, equity securities that the stockholders owned immediately before the merger, consolidation or similar transaction as stockholders of another party to the transaction will be disregarded. Further, outstanding voting securities of an entity will be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time whether or not contingent on the satisfaction of performance goals) into securities entitled to vote.

3. Administration

(a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(f).

(b) Authority of Administrator. The Administrator will have the power and authority to select Participants, subject to the limitations set forth in the Plan, and grant Awards under the terms of the Plan.

(c) Specific Authority. In particular, the Administrator will have the authority to:

(i) construe and interpret the Plan and apply its provisions;

(ii) promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(iii) authorize any Person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) delegate its authority to one or more Officers of the Company with respect to Awards that do not involve any individual who is subject to Section 16 of the Exchange Act, which delegation will be by a resolution that specifies the total number of Shares that may be subject to Awards by the Officer and the Officer may not make an Award to himself or herself;

(v) determine when Awards are to be granted under the Plan;

(vi) determine the number of Shares to be made subject to each Award;

(vii) determine whether each Option is to be an Incentive Stock Option or a Nonqualified Stock Option;

(viii) prescribe the terms and conditions of each Award, including, without limitation, the Strike Price or Exercise Price and medium of payment, vesting provisions (subject to the minimum vesting conditions under Section 16(a)), and to specify the provisions of the Award Agreement relating to the grant or sale;

(ix) subject to the restrictions applicable under Section 8(d) and (e)Error! Reference source not found. and Section 15(d) and (e), amend any outstanding Awards, including for the purpose of modifying the time and manner of vesting, purchase price, Exercise Price or Strike Price or the term of any outstanding Award;

(x) determine the duration and purpose of leaves of absences that may be granted to a Participant without constituting termination of their Continuous Service for purposes of the Plan, which periods will be no shorter than the periods generally applicable to Employees under the Company’s employment policies or as required under applicable law;

(xi) make decisions with respect to outstanding Awards that may become necessary on a Sale of the Company or an event that triggers capital adjustments;

(xii) establish such rules and procedures it deems desirable to satisfy any obligation of the Company or its Subsidiaries to withhold federal, state or local income tax or other employment taxes with respect to any Awards;

(xiii) engage outside consultants, auditors and other professional assistance in fulfillment of its duties under the Plan, all at the Company’s expense; and

(xiv) exercise discretion to make any and all other determinations that it may determine to be necessary or advisable for administration of the Plan.

(d) Determinations. In making its determinations concerning the Participants who shall receive Awards, as well as the number of shares of Common Stock to be covered thereby and the time or times at which they shall be granted, the Administrator shall take into account the nature of the Service rendered by such Participants, their past, present and potential contribution to the Company’s success and such factors as the Administrator may deem relevant. The Administrator shall determine the form of Award Agreements evidencing Awards under the Plan and the terms and conditions to be included therein; provided such terms and conditions are not inconsistent with the terms of the Plan, the Company’s Certificate of Incorporation or Bylaws. The Administrator may waive any provisions of any Award Agreement, provided such waiver is not inconsistent with the terms of the Plan, the Company’s Certificate of Incorporation or Bylaws. The determinations of the Administrator under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(e) Decisions Final. All decisions made by the Administrator under the provisions of the Plan will be final and binding on the Company and the Participants, unless a decision is determined by a court having jurisdiction to be arbitrary and capricious.

(f) Committee.

(i) General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” applies to any Person or Persons to whom that authority has been delegated. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Administrator will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, consistent with the provisions of the Plan, as the Board may adopt. The Board may abolish the Committee at any time and re-vest in the Board the administration of the Plan. The members of the Committee will be appointed by and serve at the pleasure of the Board. The Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without Cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act by a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and shall keep minutes of all of its meetings. Subject to the limitations prescribed by the Plan and the Board, the Committee shall establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(ii) Committee Composition. The Board has sole discretion to determine whether it intends to comply with the exemption requirements of either Rule 16b-3 under the Exchange Act. However, if the Board intends to satisfy such exemption requirements with respect to Awards to any Officer or Director, the Committee will at all times consist solely of two or more Eligible Directors. Within the scope of that authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, or to one or more Officers, the authority to grant Awards to eligible individuals who are not Officers, Directors, “beneficial owners” (as defined in Rule 16a-1(a)(1) under the Exchange Act) of more than 10% of any class of equity securities of the Company registered under Section 12 of the Exchange Act or otherwise subject to Section 16 of the Exchange Act. Nothing in this Section 3(f)(ii) is intended to create an inference that an Award granted other than by a committee of the Board consisting at all times solely of two or more Eligible Directors is not validly granted under the Plan.

(g) Liability. No member of the Board or any Committee shall be liable for anything done or omitted to be done by him or by any other member of the Board or any Committee in connection with the Plan, except for his own willful misconduct or gross negligence (unless the Company’s Certificate of Incorporation or Bylaws, or any indemnification agreement between the Company and such person, in each case in accordance with applicable law, provides otherwise).

4. Shares Subject to the Plan

(a) Share Reserve. Subject to adjustment under Section 14(a), the maximum aggregate number of Shares that may be issued under the Plan is 10,770,929, which includes 770,929 Shares remaining available under the Prior Plan, subject to increase by any Prior Plan Awards.

(b) Return of Shares to the Share Reserve. If any Award under this Plan or Prior Plan is forfeited, cancelled, expires or otherwise terminates, in whole or in part, the number of Shares covered by the Award or Prior Plan Award so forfeited, cancelled, expired or otherwise terminated will revert to and again become available for issuance under the Plan. Each Share subject to any Award granted hereunder or any Prior Plan will be counted against the Share reserve set forth in Section 4(a) on the basis of one Share for every Share subject thereto. Notwithstanding anything in the Plan to the contrary, Shares used to pay the required Exercise Price or that are used or withheld to satisfy tax obligations of the Participant will not be available again for other Awards under the Plan. Awards or portions thereof that are settled in cash and not in Shares will not be counted against the foregoing maximum Share limitations. Notwithstanding anything in this Section 4 to the contrary and subject to adjustment under Section 14(a), the maximum number of Shares that may be issued on the exercise of Incentive Stock Options will equal the aggregate number of Shares stated in Section 4(a) plus, to the extent permitted under Section 422 of the Code and the Treasury regulations thereunder, any Shares that become available for issuance under the Plan under this Section 4(b).

(c) Source of Shares. Shares issued under an Award may consist of authorized and unissued Shares, Shares held by the Company as treasury shares or Shares purchased on the open market, and may be subject to restrictions deemed appropriate by the Administrator.

5. Eligibility

(a) For Awards other than Options and SARs. Restricted Awards, other Stock-Based Awards and Cash-Based Awards may be granted to any Employee, Director or Consultant of the Company or any Affiliate.

(b) For Nonqualified Stock Options and SARs. Nonqualified Stock Options and SARs may be granted to any Employee, Director or Consultant of the Company or a direct or indirect majority-owned subsidiary of the Company with respect to which the Company, on the Date of Grant, is an “eligible issuer” under Treasury Regulation Section 1.409A-1(b)(5)(iii)(E)(1).

(c) For Incentive Stock Options. Incentive Stock Options may be granted only to an Employee of the Company or a corporation that, on the Date of Grant, is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and 424(f), respectively.

(d) Director Awards.

(i) If the Board or the compensation committee of the Board separately has adopted or in the future adopts a compensation policy covering some or all non-employee Directors that provides for a predetermined formula grant that specifies the type of Award, the timing of the Date of Grant and the number of Shares to be awarded under the terms of the Plan, that formula grant will be incorporated herein by reference and will be administered as if provided under the terms of the Plan without any requirement that the Administrator separately take action to determine the terms of those Awards.

(ii) Subject to capitalization adjustment under Section 14(a), the aggregate dollar value of Awards (calculated as the Date of Grant fair value of such Awards for financial reporting purposes) and cash compensation granted under this Plan or otherwise during any calendar year to any non-employee Director shall not exceed $1,000,000, rounded down to the nearest full Share. The foregoing limit shall not count any SAR granted in tandem with an Option under Section 8(a).

6. Stock Options

(a) Each Option will be in such form and will contain such terms and conditions as the Administrator deems appropriate. All Options will be separately designated Incentive Stock Options or Nonqualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Shares purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company will have no liability to any Participant or any other Person if an Option designated as an Incentive Stock Option fails to qualify as an Incentive Stock Option at any time. The provisions of separate Options need not be identical, but each Option will include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(b) Term and Expiration. The term during which an Option is exercisable shall be that period determined by the Administrator as set forth in the applicable Option Agreement, provided that no Option may be exercisable later than 10 years after the Date of Grant.

(c) Exercise Price. The Exercise Price for each Option will be equal to or greater than the Fair Market Value on the Date of Grant; provided that an Option granted under an assumption or substitution for another stock option in a manner satisfying the provisions of Section 424(a) of the Code, as if the Option was a statutory stock option, may be granted with an Exercise Price lower than the Fair Market Value on the Date of Grant. No dividends or dividend equivalents will be paid on any outstanding Option.

(d) Term and Exercise Price of Incentive Stock Options Granted to a Ten Percent Stockholder. Notwithstanding the foregoing, no Incentive Stock Option granted to an Employee who owns (or is deemed to own under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and 424(f), respectively, may be exercisable later than five years after the Date of Grant or have an exercise price that is less than 110% of the Fair Market Value on the Date of Grant.

(e) Repricing Prohibited. Except as otherwise provided in Section 14 without the prior approval of the Company’s stockholders: (i) the Exercise Price of an Option may not be directly or indirectly reduced; (ii) an Option may not be cancelled in exchange for cash, an Option or SAR with an Exercise Price or Strike Price that is less than the Exercise Price of the original Option, any other Award or otherwise; and (iii) the Company may not purchase an Option for value from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the Option’s Exercise Price.

(f) Consideration. The Exercise Price for Shares purchased under an Option and all federal, state, local and other income, excise or employment taxes subject to withholding (if any) by the Company or a Subsidiary as a result of the exercise of an Option will be paid in cash or by certified or bank check at the time the Option is exercised, or, to the extent permitted by applicable laws and regulations, in the Administrator’s sole discretion and on such terms as the Administrator approves: (i) by delivery (by actual delivery or by attestation) to the Company of previously-acquired Shares, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate Exercise Price due for the number of Shares being purchased; (ii) if the Common Stock is readily tradable on an Established Securities Market, by a copy of instructions directing a broker to sell Shares for which the Option is exercised and to remit to the Company the aggregate Exercise Price due for the number of Shares being purchased; (iii) by directing the Company to withhold from transfer the number of Shares that otherwise would have been delivered by the Company on exercise of the Option having a Fair Market Value equal to all or part of the aggregate Exercise Price due on exercise (provided that to the extent such direction would result in the Company withholding fractional Shares, the number of Shares to be withheld will be rounded down to the nearest whole and the Participant shall be required to pay the remainder of the Exercise Price in cash or by certified or bank check), in which case the Option will be surrendered and cancelled with respect to the Shares retained as well as the Shares delivered; or (iv) in any other form of legal consideration that may be acceptable to the Administrator. Notwithstanding the foregoing, at any time that the Company is an “issuer” as defined in Section 2 of the Sarbanes-Oxley Act of 2002, no Director or Executive Officer (or equivalent thereof) of the Company or its Affiliates will be permitted to pay any part of the Exercise Price with a promissory note or in any other form that could be deemed a prohibited personal loan under Section 13(k) of the Exchange Act.

(g) Vesting. The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal (subject to the minimum vesting conditions under Section 16(a). The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator determines to be appropriate. The vesting provisions of individual Options may vary. The Administrator may, but will not be required to, provide that no Option may be exercised for a fraction of a Share. The Administrator may, but will not be required to, provide for an acceleration of vesting and exercisability in the terms of the Award Agreement for any Option on the occurrence of the death or Disability of a Participant or a Sale of the Company.

(h) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value of Shares on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and 424(f), respectively) exceeds $100,000, the Options or portions thereof which exceed that limit (according to the order in which they were granted) will be treated as Nonqualified Stock Options.

(i) Employee Transfer, Approved Leave of Absence. For purposes of Incentive Stock Options, no termination of employment by an Employee will be deemed to result from either (i) a transfer to the employment of the Company from a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Code Sections 424(e) and 424(f), respectively, from the Company to a parent corporation or subsidiary corporation or from one parent corporation or subsidiary corporation to another; or (ii) an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the period of leave does not exceed three months or, if longer, the Employee’s right to re-employment is guaranteed either by a statute or by contract.

(j) Disqualifying Dispositions. Each Participant awarded an Incentive Stock Option will be required to immediately notify the Company in writing as to the occurrence of a disqualifying disposition of any Shares acquired by exercise of the Incentive Stock Option, and the price realized on the disqualifying disposition of those Shares. A “disqualifying disposition” is any disposition (including, without limitation, any sale or transfer) before the later of (i) two years after the Date of Grant of the Incentive Stock Option or (ii) one year after the issuance of the Shares acquired by exercise of the Incentive Stock Option. The Company may, if determined by the Administrator and in accordance with procedures established by the Administrator, retain possession of any Shares acquired by exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(k) Rights of Participant in Common Stock. Neither any Participant nor the legal representatives, heirs, legatees, distributees or Permitted Transferees of any Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares unless and until such Shares are issued to such Person (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Upon the issuance of such Shares, such Participant shall have absolute ownership of the Shares, including the right to vote such Shares, to the same extent as any other owner of Shares, and to receive dividends thereon, subject, however, to the terms, conditions and restrictions of the Plan and any other undertakings of such holder of Common Stock.

7. Restricted Awards

A Restricted Award is an Award of Restricted Stock, Restricted Stock Units or Performance Stock Units, which provides that, except as otherwise provided in Section 16(e)(ii) with respect to Permitted Transferees, the Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or otherwise encumbered for the period (the “Restricted Period”) determined by the Administrator. Each Restricted Award will be in such form and will contain such terms, conditions, eligibility and Restricted Periods as the Administrator determines to be appropriate, including the treatment of dividends or dividend equivalents, as the case may be. The Administrator in its discretion may provide for the acceleration of the end of the Restricted Period in the terms of any Restricted Award, including in the event of a Sale of the Company. The terms and conditions of the Restricted Award may change from time to time, and the terms and conditions of separate Restricted Awards need not be identical, but each Restricted Award must include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(a) Payment for Restricted Awards. The purchase price of Shares acquired under a Restricted Award, if any, will be determined by the Administrator, and may be stated as cash, property or prior or future services rendered to the Company for its benefit or an Affiliate for its benefit. Shares acquired in connection with a Restricted Award may be issued for such consideration, having a value not less than the par value thereof, as may be determined by the Administrator. Required consideration for Shares acquired in connection with a Restricted Award may be paid: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, a recourse promissory note, property or prior or future services that the Administrator determines have a value at least equal to the purchase price of the Restricted Award. Notwithstanding the foregoing, at any time that the Company is an “issuer” as defined in Section 2 of the Sarbanes-Oxley Act of 2002, no Director or Executive Officer (or equivalent thereof) of the Company or an Affiliate will be permitted to pay any portion of the purchase price for Shares acquired under a Restricted Award with a promissory note or in any other form that could be deemed prohibited personal loan under Section 13(k) of the Exchange Act.

(b) Vesting. The Restricted Award, and any Shares acquired thereunder, will be subject to a Restricted Period that specifies a right of repurchase in favor of the Company, or forfeiture where the consideration was in the form of services, in accordance with a vesting schedule to be determined by the Administrator, subject to the minimum vesting conditions under Section 16(a), which may be based on performance or other criteria. Except as provided under Section 16(a), no Restricted Award may be granted that is, in whole or in part, vested on the Date of Grant and not subject to a Restricted Period.

(c) Lapse of Restrictions. If a Participant has performed Continuous Service to the Company or its Affiliates, on the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator (including, without limitation, the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award), the restrictions applicable to the Restricted Award will lapse and the number of Shares with respect to which the restrictions have lapsed will be issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of a Restricted Award, to the Participant or the Participant’s beneficiary or estate, as the case may be, unless the Restricted Award is subject to a deferral condition that complies with Section 409A of the Code and the regulations thereunder as may be allowed or required by the Administrator in its sole discretion. The Company will not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of the fractional Share in cash to the Participant or the Participant’s beneficiary or estate, as the case may be. With respect only to Restricted Stock Units, unless otherwise subject to a deferral condition that complies with Section 409A of the Code, the Shares (or cash, if applicable) will be issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and the Participant will be entitled to the beneficial ownership rights of the Shares not later than (i) the date that is 2½ months after the end of the Participant’s taxable year (or the end of the Company’s taxable year, if later) for which the Restricted Period ends and the Restricted Stock Unit is no longer subject to a substantial risk of forfeiture, or such earlier date as may be necessary to avoid application of Section 409A of the Code to the Award.

(d) Stockholder Rights. Unless otherwise provided by the Administrator in an Award Agreement, the holder of Shares of Restricted Stock shall be entitled to vote such Shares and to receive dividends, if any, paid thereon.

(e) Dividend Equivalents on Restricted Stock Units. Unless otherwise provided by the Administrator in an Award Agreement, the holder of Restricted Stock Units will be entitled to receive dividend equivalents which shall be subject to the same vesting schedule as the Restricted Stock Units to which they relate.

(f) Delivery of Restricted Stock. Shares of Restricted Stock will be delivered to the Participant at the Date of Grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its Employees) designated by the Administrator, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing Shares of the Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Shares.

(g) Section 83(b) Election. Within thirty days after the Date of Grant for an Award of Restricted Stock hereunder, the Participant may file with respect to all or a portion of the Restricted Stock an election under Code Section 83(b) to include in gross income the Date of Grant Fair Market Value of such Restricted Stock (less the amount, if any, paid therefor) with the Internal Revenue Service. The Code Section 83(b) election, if any, shall be filed in compliance with the Treasury regulations promulgated pursuant to Code Section 83(b).

8. Stock Appreciation Rights

(a) General. A SAR may be granted either alone or in tandem with all or part of an Option. A SAR granted in tandem with a Nonqualified Stock Option may be granted at or after the time of grant of the related Option, but a SAR granted in tandem with an Incentive Stock Option may be granted only at the time of the grant of the related Option.

(b) Grant Requirements. A SAR may be granted only if it does not provide for the deferral of compensation within the meaning of Section 409A of the Code. A SAR does not provide for a deferral of compensation if: (i) the Strike Price may never be less than the Fair Market Value on the Date of Grant, (ii) the compensation payable under the SAR can never be greater than the difference between the Fair Market Value on the date of exercise and the Strike Price, (iii) the number of Shares subject to the SAR is fixed on the Date of Grant, and (iv) the SAR does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right. No dividends or dividend equivalents may be paid on any outstanding SAR.

(c) Strike Price. The Administrator will determine the Strike Price of a SAR, which in the case of a SAR granted independent of any Option, will not be less than the Fair Market Value on the Date of Grant. The Strike Price of a SAR granted in tandem with an Option will be the Exercise Price of the related Option. A SAR granted in tandem with an Option will be exercisable only to the same extent as the related Option, provided that by its terms, such SAR will be exercisable only when the Fair Market Value exceeds the Strike Price of the SAR.

(d) Repricing Prohibited. Except as otherwise provided in Section 14, without the prior approval of the Company’s stockholders: (i) the Strike Price of a SAR may not be directly or indirectly reduced; (ii) a SAR may not be cancelled in exchange for cash, an Option or SAR with an Exercise Price or Strike Price that is less than the Strike Price of the original SAR, any other Award or otherwise; and the Company may not purchase a SAR for value from a Participant if the current Fair Market Value is less than the SAR’s Strike Price.

(e) Vesting. The SAR will be subject to a Restricted Period that specifies a forfeiture in accordance with a vesting schedule to be determined by the Administrator, subject to the minimum vesting conditions under Section 16(a). The Administrator in its discretion may provide for an acceleration of vesting in the terms of any SAR upon the death or Disability of a Participant or in the event of a Sale of the Company. The Administrator may not grant a SAR that is, in whole or in part, vested on the Date of Grant and not subject to a Restricted Period.

(f) Exercise and Settlement. On delivery to the Administrator of a written request to exercise a SAR, the holder will be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value on the date of exercise over the Strike Price specified in the Award Agreement, multiplied by (ii) the number of Shares for which the SAR is being exercised. Settlement with respect to the exercise of a SAR will be on the date of exercise and may be made in the form of Shares valued at Fair Market Value on the date of exercise (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination of Shares and cash, as determined by the Administrator in its sole discretion.

(g) Reduction in the Underlying Option Shares. On the exercise of a SAR granted in tandem with an Option, the number of Shares for which the related Option is exercisable will be reduced by the number of Shares for which the SAR has been exercised. The number of Shares for which a tandem SAR is exercisable will be reduced on any exercise of any related Option by the number of Shares for which the Option has been exercised.

(h) Written Request. Unless otherwise determined by the Administrator in its sole discretion, SARs will be settled in Shares. If permitted in the Award Agreement, a Participant may request that any exercise of a SAR be settled for cash, but a Participant will not have any right to demand a cash settlement. A request for a cash settlement may be made only by a written request filed with the Corporate Secretary of the Company during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following that date. Within 30 days of the receipt by the Company of a written request to receive cash in full or partial settlement of a SAR or to exercise the SAR for cash, the Administrator will, in its sole discretion, either consent to or disapprove, in whole or in part, the written request. A written request to receive cash in full or partial settlement of a SAR or to exercise a SAR for cash may provide that, if the Administrator disapproves the written request, the written request will be treated as an exercise of the SAR for Shares.

(i) Disapproval by Administrator. If the Administrator disapproves in whole or in part any request by a Participant to receive cash in full or partial settlement of a SAR or to exercise such Award for cash, the disapproval will not affect the Participant’s right to exercise the SAR at a later date, to the extent that it would be otherwise exercisable, or to request a cash form of payment at a later date, in each case subject to the approval of the Administrator. Additionally, the disapproval will not affect the Participant’s right to exercise any related Option.

9. Other Stock-Based Awards

The Administrator may, either alone or in connection with the grant of other Awards, grant other stock-based Awards not described in Section 6, 7 or 8 that are payable in, valued in whole or in part by reference to, or are otherwise based on Shares, as deemed by the Administrator consistent with the purpose of the Plan. The Administrator shall determine the terms and conditions of any such Award.

10. Cash-Based Awards

The Administrator may, either alone or in connection with the grant of other Awards, grant Cash-Based Awards in such amounts and upon such terms, as the Administrator determines.

(a) Value. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Administrator.

(b) Method of Payment. Payment, if any, with respect to a Cash-Based Award shall be made in cash in accordance with the terms of the Award.

11. Treatment of Awards on Termination of Continuous Service

(a) Unvested Awards Generally. Unless otherwise provided in an Award Agreement or in a Service Agreement the terms of which have been approved by the Administrator and subject to Section 8(e), if a Participant’s Continuous Service terminates for any reason, the Participant will forfeit the unvested portion of any Award acquired in consideration of services, all unvested Shares held by the Participant as of the date of termination under the terms of any Award will be forfeited or, if applicable, may be repurchased by the Company at the lesser of the purchase price paid by the Participant or the current Fair Market Value, and the Participant will have no rights with respect to any Award or Shares so forfeited or repurchased.

(b) Options and SARs.

(i) Other than for Cause or death or Disability. Unless otherwise provided in an Award Agreement or in a Service Agreement the terms of which have been approved by the Administrator, if a Participant’s Continuous Service is terminated for any reason other than due to the Participant’s death or Disability or by the Company for Cause, the Participant may exercise his or her Option or SAR (to the extent vested and exercisable as of the date of termination) during the period ending on the earlier of (1) the date that is three months after the termination of the Participant’s Continuous Service or (2) the expiration of the original term of the Award as set forth in the Award Agreement. Any unexercised Option or SAR held by the Participant will automatically terminate at the close of business on the last day of such period and will thereafter not be exercisable.

(ii) For Cause. If the Participant’s Continuous Service is terminated by the Company or an Affiliate for Cause, all outstanding Options and SARs (whether or not vested) will be forfeited and expire as of the beginning of business on the date of termination.

(iii) Participant Death or Disability. Unless otherwise provided in an Award Agreement or in a Service Agreement the terms of which have been approved by the Administrator, if a Participant’s Continuous Service is terminated as a result of the Participant’s death or Disability, the Participant’s Option or SAR may be exercised (to the extent the Option or SAR was vested and exercisable as of the date of termination) by the Participant or the Participant’s estate, designated beneficiary or such other Person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only during the period ending on the earlier of the date that is 12 months following the date of termination or the expiration of the original term of the Option or SAR as set forth in the Award Agreement. Any unexercised Option or SAR held by the Participant or such other Person will terminate at the end of such period.

(iv) Extension of Option or SAR Termination Date. An Award Agreement may provide that if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service for any reason (other than on the Participant’s death or Disability or termination by the Company for Cause) would violate any applicable federal, state or local law, the Option or SAR will terminate only on the earlier of the expiration of the original term of the Option or SAR or the date that is 30 days after the exercise of the Option or SAR would no longer violate any applicable federal, state or local law.

12. Covenants of the Company

(a) Availability of Shares. During the terms of the Awards, the Company will keep available at all times the number of Shares required to satisfy the Awards.

(b) Securities Law Compliance. Each Award Agreement will provide that no Shares may be purchased or sold thereunder unless and until any then applicable requirements of state, federal or applicable foreign laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Company will use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares on exercise of Awards; however, this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Shares issued or issuable under any Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company determines to be necessary for the lawful issuance and sale of Shares under the Plan, the Company will be relieved from any liability for failure to issue and sell Shares on exercise of any Awards unless and until that authority is obtained.

13. Company Use of Proceeds from Shares

Proceeds from the sale of Shares under the Plan will be general funds of the Company.

14. Adjustments for Changes in Stock

(a) Capitalization Adjustments. If any change is made in the Common Stock without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of Shares, exchange of Shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then (i) the aggregate number of Shares or class of securities that may be purchased under Awards granted hereunder, (ii) the aggregate number of Shares or class of securities that may be purchased under Incentive Stock Options granted hereunder, (iii) the number or class of securities covered by outstanding Awards, (iv) the maximum number of Shares with respect to which Options and SARs may be granted to any single Employee during any calendar year, and (v) the Exercise Price of any Option and the Strike Price of any SAR in effect before the change will be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued Shares or change in the Fair Market Value resulting from the transaction; provided, that any fractional Shares resulting from the adjustment aggregated until and eliminated at the time of exercise or settlement by rounding down. The Administrator will make these adjustments in a manner that will provide an appropriate adjustment that neither increases nor decreases the value of the Award as in effect immediately before the corporate change, and its determination will be final, binding and conclusive. The conversion of any securities of the Company that are by their terms convertible will not be treated as a transaction “without receipt of consideration” by the Company.

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company that does not constitute a Sale of the Company, all outstanding Awards will terminate immediately before the dissolution or liquidation; provided that not less than fifteen days’ prior written notice of the date so fixed shall be given to each Participant, and each Participant shall have the right, (i) to exercise his or her Options to the extent they are vested and exercisable and purchase or receive the full number of Shares not previously exercised under such Options as applicable, if (and only if) such Options have not at the time expired or been terminated and (ii) to receive Shares under all of Participant’s Restricted Awards on which all restrictions have lapsed in accordance with the Plan and the applicable Award Agreement and for which Shares have not already been delivered prior to such termination date. Failing such exercise, any unexercised portion of all Options granted hereunder and all Restricted Awards on which restrictions have not lapsed as of the termination date shall be forfeited and deemed cancelled as of the effective date of such liquidation or dissolution. The Company shall deliver the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) required to be delivered by clause (ii) of the immediately preceding sentence no later than 3 days prior to the termination date.

(c) Sale of the Company. Notwithstanding anything herein to the contrary, except as provided by the Committee in an Award Agreement or in a Service Agreement, upon a Sale of the Company, all outstanding Options and SARs shall become fully vested and exercisable without regard to the limitations on exercisability contained in Section 6 or 8 or the applicable Award Agreement immediately prior to such transaction, and with respect to Restricted Awards, all restrictions shall lapse automatically. In the event of a Sale of the Company, the performance period for all Restricted Stock Units or Performance Stock Units with incomplete performance periods as of the date the Sale of the Company occurs shall end on such date and the Committee shall (i) determine, in its sole discretion, the extent to which the performance goals have been met or would have been met based upon the financial information then available or on such other basis determined by the Committee in its sole discretion and (ii) cause to be paid to the applicable Participant partial or maximum performance for each performance period based upon the Committee’s determination of the degree of attainment of performance goals, or if not determinable, at the applicable “target” levels of performance. The Administrator will (i) cancel any or all outstanding Options, SARs, Restricted Stock Units and Performance Stock Units under the Plan in consideration for payment to the Participants an amount equal to the portion of the consideration payable to such Participants pursuant to such transaction giving effect to the accelerated vesting as if such Awards had been fully vested immediately prior to such transaction, less the aggregate exercise price that would have been payable therefore, if any, and any required withholding tax; and (ii) cause all Restricted Shares to be purchased for an equivalent consideration payable in such transaction. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash or publicly tradable securities in the Administrator’s discretion.

15. Amendment of the Plan; Awards

(a) Plan Amendment. The Board at any time may amend or terminate the Plan. However, except as provided in Section 14(a) relating to adjustments on changes in the Common Stock, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or any securities exchange listing requirements. At the time of any amendment, the Board will determine, on advice from counsel, whether the amendment will be contingent on stockholder approval.

(b) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board determines necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations issued thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and to bring the Plan and Awards granted hereunder into compliance therewith. Notwithstanding the foregoing, neither the Board nor the Company nor any Affiliate will have any liability to any Participant or any other Person as to any tax consequences expected, but not realized, by a Participant or any other Person due to the receipt, exercise, vesting or settlement of any Award granted hereunder.

(c) Award Amendment. Subject to Section 8(d) and Error! Reference source not found.(e) and Section 15(d) and (e), the Administrator at any time may amend the terms of any one or more Awards. Except as otherwise permitted under Section 14, unless stockholder approval is obtained: (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Administrator may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash, if doing so would be considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted; and (iii) the Administrator may not take any other action that is considered a repricing for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.

(d) No Impairment of Rights. No amendment of the Plan or an Award may impair rights under any Award granted before the amendment or increase a Participant’s obligations under his or her Award, unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing. For the avoidance of doubt, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value (or the Sale Value) of the vested Award or, in the case of a vested Option or SAR, the difference between the Fair Market Value (or the Sale Value) of the Shares subject to an Option or SAR and the Exercise Price or Strike Price, is not an impairment of the Participant’s rights that requires consent of the Participant.

(e) Acceleration of Exercisability and Vesting. Subject to Section 16(a), the Administrator will have the power and sole discretion to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest for any reason, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

16. General Provisions

(a) Minimum Vesting Conditions. No portion of an Award other than a Cash-Based Award may become vested prior to the first anniversary of the Date of Grant; provided that such restriction shall not apply to (i) Awards granted in connection with an acquisition (whether by asset purchase, merger or otherwise); and (ii) any Awards that the Administrator may grant up to a maximum of five percent (5%) of the available Share reserve authorized for issuance under the Plan pursuant to Section 4(a) (subject to adjustment under Section 14(a)); provided, further, that the Administrator may authorize acceleration of vesting of such Awards in the event of the Participant’s death or Disability, or the occurrence of the Sale of the Company as provided in Section 14(c).

(b) Stockholder Rights. Except as provided in Section 7(d) and (e) and Section 14 of the Plan or as otherwise provided in an Award Agreement, no Participant will be considered the holder of, or to have any of the rights of a holder with respect to, any Shares subject to an Award unless and until the Participant has satisfied all requirements for exercise, payment or delivery of the Award, as applicable, under its terms, and no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is before the date of issue of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

(c) Participation not a Guarantee of Service Right. Nothing in the Plan or any instrument executed or Award granted pursuant thereto will confer on any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause; (ii) the service of a Consultant under the terms of the Consultant’s agreement with the Company or an Affiliate; or (iii) the service of a Director under the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Effect of Plan. Neither the adoption of the Plan nor any action of the Board, the Committee or the Administrator shall be deemed to give any Employee, Director or Consultant any right to be granted an Award or any other rights, except as may be evidenced by an Award Agreement or a Service Agreement, or any amendment thereto, duly authorized by the Administrator and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth in such Award Agreement or Service Agreement. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

(e) Limits on Transfer.

(i) Each Award will be exercisable during the Participant’s lifetime only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Administrator may, in its sole discretion, permit a Participant to transfer an Award (other than an Incentive Stock Option) by gift or domestic relations order, without consideration, to a Permitted Transferee, subject to such rules as the Administrator may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, on condition that the Participant first gives the Administrator advance written notice describing the terms and conditions of the proposed transfer and the Administrator notifies the Participant in writing that the transfer would comply with the requirements of the Plan. If the Award Agreement does not provide for transferability, then the Award will be transferable and exercisable only as provided in the preceding Section 16(e)(i).

(iii) The terms of an Award transferred in accordance with Section 16(e)(ii) will apply to the Permitted Transferee, and any reference to a Participant in the Plan or in the Award Agreement will refer to the Permitted Transferee, except that (1) the Permitted Transferee will not be entitled to transfer the Award other than by will or the laws of descent and distribution, (2) the Permitted Transferee is not entitled to exercise a transferred Option unless there is in effect a registration statement on an appropriate form covering the Shares to be acquired by the exercise of the Option if the Administrator determines, consistent with the Award Agreement, that a registration statement is necessary or appropriate, (3) neither the Administrator nor the Company is required to provide any notice to a Permitted Transferee, whether or not notice is or would otherwise have been required to be given to the Participant, and (4) the consequences of the termination of the Participant’s Continuous Service under the Plan and the Award Agreement will continue to be applied with respect to the Participant, including, without limitation, that an Option will be exercisable by the Permitted Transferee only to the extent, and for such period, specified in the Plan and the Award Agreement.

(f) Section 409A of the Code. The Administrator shall take into account compliance with Section 409A of the Code in connection with any grant of an Award under the Plan, to the extent applicable. The Plan and Awards are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary, or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s “separation from service” (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period. While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

(g) Withholding Obligations. To the extent provided by the terms of an Award Agreement, any Company insider trading policy (including blackout periods) and to the discretion of the Administrator, a Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under an Award by any one or combination of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company):

(i) cash payment;

(ii) authorizing the Company to withhold a number of Shares from the Shares otherwise issuable to the Participant as a result of the exercise or acquisition of Shares under the Award, the Fair Market Value of which does not exceed either (A) the maximum statutory tax rates in the Participant’s applicable jurisdictions or (B) the amount of tax required to be withheld by law, in which case the Award will be surrendered and cancelled with respect to the number of Shares retained by the Company (provided that to the extent such direction would result in the Company withholding fractional Shares, the number of Shares to be withheld will be rounded down to the nearest whole and the Participant shall be required to pay the remainder of the tax withholding obligation in cash or by certified or bank check);

(iii) delivering to the Company previously owned and unencumbered Shares; or

(iv) by execution of a recourse promissory note by the Participant.

Notwithstanding the foregoing, at any time that the Company is an “issuer” as defined in Section 2 of the Sarbanes-Oxley Act of 2002, no Director or Executive Officer (or equivalent thereof) of the Company or an Affiliate will be permitted to pay any portion of the tax withholding with respect to any Award with a promissory note or in any other form that could be deemed a prohibited personal loan under Section 13(k) of the Exchange Act.

Notwithstanding anything in this Section 16(g) to the contrary, unless otherwise provided in the terms of an Award Agreement, payment of the tax withholding in the form of Share withholding pursuant to clause (ii) or by delivery of previously owned Shares pursuant to clause (iii) by a Participant who is or has been in the immediately preceding six months an Officer or Director, or who is otherwise subject to Section 16 of the Exchange Act, shall not be permitted unless pre-approved by the Administrator, in its discretion, in a manner consistent with the specificity requirements of Note (3) to Rule 16b‑3(e) under the Exchange Act, including specifically identifying the name of the Participant, the nature of the transaction, the determination of the number of Shares to be withheld or delivered and any other terms of the transaction determined to be material by the Administrator.

(h) Other Compensation Arrangements. Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if stockholder approval is required; and those arrangements may be either generally applicable or applicable only in specific cases.

(i) Recapitalizations. Each Award Agreement will contain provisions required to reflect the provisions of Section 14(a).

(j) Delivery. Subject to Section 16(k) on exercise of a right granted under an Option, SAR or other Stock-Based Award or Cash-Based Award that may be exercised at the discretion of a Participant, the Company will issue Shares or pay any amounts due within a reasonable period thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of the Plan, 30 days will be considered a reasonable period.

(k) Government and Other Regulations.

(i) The Company’s obligation to settle Awards in Shares or other consideration is subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company will be under no obligation to offer to sell or to sell, and is prohibited from offering to sell or selling, any Shares under an Award unless the Shares have been properly registered for sale under the Securities Act or unless the Company has received an opinion of counsel, satisfactory to the Company, that the Shares may be offered or sold without registration pursuant to an available exemption therefrom and the terms and conditions of that exemption and of all applicable state securities laws have been fully complied with. The Company will be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. The Administrator is authorized to provide that all certificates or book entries for Shares or other securities of the Company or any Affiliate delivered under the Plan will be subject to such stop transfer orders and other restrictions as the Administrator may consider advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the Shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws. Notwithstanding any provision in the Plan to the contrary, the Administrator reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion considers necessary or advisable in order that the Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Administrator may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions, blockage or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of Shares to the Participant, the Participant’s acquisition of Shares from the Company or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, the Company will pay to the Participant an amount equal to the excess of (1) the aggregate Fair Market Value of the Shares subject to the Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Shares would have been vested or delivered, as applicable), over (2) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Shares (in the case of any other Award). The amount payable will be delivered to the Participant as soon as practicable following the cancellation of the Award or portion thereof.

(l) Clawback or Recoupment. Notwithstanding any other provision in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with the Company’s Clawback Policy. In addition, a Participant may be required to repay to the Company previously paid compensation whether provided pursuant to the plan or an Award agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

(m) Reliance on Reports. Each member of the Administrator and each member of the Board will be fully justified in acting or failing to act, as the case may be, and will not be liable for having so acted or failed to act in good faith, in reliance on any report made by the independent public accountant of the Company and its Affiliates or any other information furnished in connection with the Plan by any agent of the Company or the Administrator or the Board, other than himself.

(n) Foreign Participants. Without amending the Plan, the Administrator may grant Awards to eligible individuals who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Administrator may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdictions in which the Company or its Affiliates operate.

(o) Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with the Plan, including, without limitation, restrictions on the exercise of the Awards, as the Administrator may consider advisable.

(p) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any cash payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award gives any such Participant any rights that are greater than those of a general creditor of the Company.

17. Effective Date and Term of Plan.

(a) The Plan shall be effective as of the Effective Date. Unless otherwise terminated as provided herein, the Plan will continue in effect until, and automatically terminate on, May 14, 2034, the day before the 10th anniversary of the Effective Date, or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the day before the 10th anniversary of the date of such stockholder approval. No Award may be granted under the Plan after that date, but Awards theretofore granted may extend beyond that date and will continue to be governed by the terms and conditions of the Plan. The Board may suspend or terminate the Plan at any earlier date under Section15(a). No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

18. Choice of Law

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to that state’s conflict of law rules.

19. Limitation on Liability

The Company and any Affiliate that is in existence or that hereafter comes into existence will have no liability to any Participant or to any other Person as to (a) the non-issuance or sale of Shares due to the Company’s inability to obtain from any regulatory body having jurisdiction the authority, considered by the Company’s counsel, necessary for the lawful issuance and sale of any Shares hereunder; (b) any tax consequences expected, but not realized, by a Participant or any other Person due to the receipt, exercise or settlement of any Award granted hereunder; or (c) the failure of any Award that is determined to be “nonqualified deferred compensation” to comply with Section 409A of the Code and the regulations thereunder.

20. Execution

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the Plan as of the date specified below.

Signature page follows

IN WITNESS WHEREOF, on authorization of the Board, the undersigned has executed the Cinemark Holdings, Inc. 2024 Long-Term Incentive Plan on May 15, 2024.

CINEMARK HOLDINGS, INC.

By: /s/ Michael D. Cavalier

Michael D. Cavalier
Executive Vice President – General Counsel and Business Affairs